UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 7, 2021

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 7, 2021, Autodesk, Inc. (“Autodesk” or the “Company”) issued $1 billion aggregate principal amount of 2.400% Notes due 2031 (the “Notes”). The Notes are governed pursuant to an indenture (the “Base Indenture”) and a fifth supplemental indenture (the “Supplemental Indenture” and referred to together with the Base Indenture as the “Indenture”) the Company entered into with U.S. Bank National Association, as trustee. Interest on the Notes accrues annually at a rate of 2.400% and is payable in each case semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2022.

Autodesk may be required to offer to repurchase the Notes upon a change in control and contemporaneous downgrades of the Notes below investment grade ratings, and it may also elect to redeem the Notes in whole or in part at any time, on the prices and on the terms further specified in the Indenture.

The Indenture contains limited affirmative and negative covenants of Autodesk. The negative covenants restrict the ability of Autodesk and certain of its subsidiaries to incur liens on principal property (as defined in the Indenture); to engage in sale and lease-back transactions with respect to any principal property; and the ability of Autodesk to consolidate, merge or sell all or substantially all of its assets.

Events of default under the Indenture include a failure to make payments, non-performance of affirmative and negative covenants, and the occurrence of bankruptcy and insolvency-related events. Autodesk’s obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable.

The foregoing description of certain terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 13, 2012, and the Supplemental Indenture and related form of the Notes which are filed with this report as Exhibits 4.1 and 4.2, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 8.01.	Other Events.

Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Autodesk, has issued an opinion to Autodesk dated October 5, 2021 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Fifth Supplemental Indenture, dated October 7, 2021, by and between Autodesk, Inc. and U.S. Bank National Association.

4.2	Form of Note for Autodesk, Inc.’s 2.400% Notes due 2031 (incorporated by reference from Exhibit 4.1 hereto).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Deborah L. Clifford
Deborah L. Clifford
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: October 7, 2021